Exhibit 5.1

Suite 1000 Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402-2289 Fax (423) 785-8480

March 14, 2014
The Dixie Group, Inc.
104 Nowlin Lane
Suite 101
Chattanooga, TN 37421

RE:     Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Dixie Group, Inc., a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	shares of common stock, $3 par value per share, of the Company (the “Common Stock”);

(ii)	shares of Class C common stock, $3 par value per share, of the Company (the “Class C Common Stock”); and

(iii)	shares of preferred stock of the Company (the “Preferred Stock”);

The Common Stock, the Class C Common Stock and the Preferred Stock are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will not exceed $75,000,000.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Charter (the “Charter”), (ii) the Company’s Bylaws, as amended (the “Bylaws”), (iii) certain resolutions of the Company’s Board of

The Dixie Group, Inc.
March 14, 2014

Directors (the “Board”) relating to the Registration Statement and the Securities, (iv) the form of stock certificate for the Common Stock, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority (or where such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Class C Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Class C Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Class C Common Stock) is in an amount that is not less than the par value of the Class C Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock is in an amount that is not less than the par value of the Preferred Stock.

We have also assumed that with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

We have also assumed that all Securities will be issued and sold in compliance with the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Our opinion herein is expressed solely with respect to Federal Securities Laws and Tennessee Law.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdictions are applicable to the subject matter hereof. We are not rendering any opinion

The Dixie Group, Inc.
March 14, 2014

as to compliance with any federal law or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that:
1.With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Charter and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and any related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.    With respect to the Class C Common Stock offered under the Registration Statement provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all  Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Class C Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Class C Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Charter and Bylaws do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Class C Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Class C Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and any related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Charter and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s)

The Dixie Group, Inc.
March 14, 2014

and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which forms a part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/S/ MILLER & MARTIN. PLLC

Miller & Martin PLLC